UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 20, 2009
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 22, 2009, Delphi Corporation (“Delphi” or the “Company”) entered into a further supplement (the “Second Supplement”) to the second amendment (the “Amendment”), dated March 31, 2009 as supplemented April 3, 2009 (the “First Supplement”), to its accommodation agreement (as previously amended and supplemented through the date hereof, the “Accommodation Agreement”), with the lenders under its existing debtor-in-possession financing agreement (the “Amended and Restated DIP Credit Facility”), consisting of a $1.1 billion first priority revolving credit facility (the “Tranche A Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”). The Amendment was immediately effective, however it was subject to certain post-closing conditions including receipt of approval of the United States Bankruptcy Court for the Southern District of New York (the “Court”) (which could have been on an interim basis provided final approval was granted before April 25, 2009) and the payment of fees and certain expenses to consenting lenders. On April 2, 2009, the Court approved on an interim basis the Amendment, as supplemented by the First Supplement, subject to requisite lender approval of the First Supplement, which was received on April 3, 2009. The Second Supplement received the required lender consent and was immediately effective, however, it was subject to certain post-closing conditions including receipt of approval of the Court and the payment of additional fees and certain expenses to the consenting lenders in each case prior to April 25, 2009. On April 23, 2009, the Court approved on a final basis the Amendment as supplemented by the First Supplement and Second Supplement (the “Supplemental Amendment”). Except as described below, the Supplemental Amendment contains substantially the same terms as the Amendment as modified by the First Supplement, which were described in the Original Forms 8-K defined below.
Pursuant to the Accommodation Agreement, the lenders have agreed, among other things, to allow Delphi to continue using the proceeds of the Amended and Restated DIP Credit Facility and to forbear from the exercise of certain default-related remedies, in each case until June 30, 2009 subject to the continued satisfaction by Delphi of a number of covenants and conditions. The Accommodation Agreement contains certain milestone dates, which if not met require Delphi to apply the $117 million currently held as cash collateral (the “Basket”) to pay down a portion of the Tranche A Facility and Tranche B Term Loan (the “Repayment Obligation”) and may result in an event of default and termination of the accommodation period. One such milestone in the Accommodation Agreement (prior to the effectiveness of the Second Supplement) was that on or before April 17, 2009, Delphi was required to deliver to the agent under the Amended and Restated DIP Credit Facility a detailed term sheet (the “Term Sheet”), which has been agreed to by both General Motors Corporation (“GM”) and the United States Treasury and which sets forth the terms of a global resolution of matters relating to GM’s contribution to the resolution of Delphi’s chapter 11 cases, including, without limitation, all material transactions between Delphi and GM relevant to such resolution. The failure to deliver the Term Sheet on or prior to April 17, 2009 triggered a Repayment Obligation due on April 20, 2009. The failure to deliver the Term Sheet on or prior to April 17, 2009 and to satisfy the Repayment Obligation on April 20, 2009 were events of default under the Accommodation Agreement. Failure to cure an event of default prior to expiration of the applicable five-business day grace period (or prior to a notice by the requisite lenders terminating the accommodation period during such grace period) would have resulted in a termination of the accommodation period under the Accommodation Agreement. Accordingly, had Delphi not entered into the Second Supplement, the accommodation period would have terminated if Delphi did not cure the defaults on or before April 25, 2009. The Second Supplement, among other things extends the date to deliver the Term Sheet until May 4, 2009 and would permit Delphi to avoid the Repayment Obligation and continue using the proceeds of the Amended and Restated DIP Credit Facility provided Delphi complies with the provisions of the Supplemental Amendment.
The following description of the Supplemental Amendment is qualified in its entirety by the text of the Supplemental Amendment, a copy of which is filed as Exhibit 99(a) to this report and incorporated by reference herein. A description of the material terms of the Amendment and the First Supplement prior to such modifications is set forth in Delphi’s Current Reports on Form 8-K filed with the United States Securities and Exchange Commission on March 31, 2009, as amended on April 1, 2009 solely for the purposes of adding an exhibit, and on April 3, 2009, as amended on April 7, 2009 solely for the purposes of adding another exhibit (the “Original Forms 8-K”), which descriptions are incorporated herein by reference.
The Second Supplement extends the milestone dates in the Accommodation Agreement and provides interim liquidity by lowering the required cash collateral balances to facilitate continued discussions regarding a consensual resolution of Delphi’s chapter 11 cases. Specifically the Second Supplement requires a Term Sheet to be delivered by May 4, 2009 and provides that the Repayment Obligation will be triggered and an event of default will occur (i) on May 5, 2009 if the Term Sheet is not delivered by May 4, 2009, or (ii) in the event a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement or a majority of all lenders who signed the Accommodation Agreement either (A) notify Delphi within 3 business days of delivery of the Term Sheet that the Term Sheet is not satisfactory or (B) fail to notify Delphi within such time period, that the Term Sheet is satisfactory. Notwithstanding the foregoing, the accommodation period under the Accommodation Agreement will terminate on May 9, 2009, in the event a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement have not notified Delphi that the Term Sheet is satisfactory on or before May 8, 2009. The provisions in the Amendment regarding Delphi’s access to amounts in certain cash collateral accounts remain in effect, however the definition of Minimum Borrowing Base Cash Collateral Account Balance (as was to be defined in the Amendment) is amended to mean $115 million from April 19, 2009 until the Term Sheet has been approved by the lenders as set forth above, and thereafter the amount set forth in the Term Sheet, if different.
In conjunction with the effectiveness of the Second Supplement, $25 million of amounts in the Basket were ratably applied to pay down principal amounts outstanding under the Tranche A Facility and Tranche B Term Loan with the result that there currently remains approximately $261 million and $352 million outstanding under each facility, respectively. There currently remains approximately $2.75 billion outstanding under the Tranche C Term Loan. In addition, the Second Supplement provides that all future Tranche C interest payments will be applied ratably to repayments of principal amounts outstanding under the Tranche A Facility and the Tranche B Term Loan until paid in full.
For information regarding the current terms of the Accommodation Agreement, as modified, which is not otherwise set forth in this Current Report on Form 8-K, including the covenants and conditions of the lenders’ continued forbearance from exercising remedies through the accommodation period and the remaining conditions which must be satisfied to receive additional liquidity support under the Accommodation Agreement, including the ability to access the Basket, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”), including the exhibits to the Annual Report, and the Original Forms 8-K. Although Delphi is currently in compliance with the terms of the Accommodation Agreement, Delphi’s continued compliance and access to sufficient liquidity to fund its working capital requirements and operations is dependent on a number of factors, including Delphi timely satisfying the provisions in the Supplemental Amendment and administrative creditors, including its suppliers, continuing to provide services and goods on customary payment terms. Delphi believes that the Supplemental Amendment will allow additional time to engage with the United States Treasury, GM, its lenders and other principal stakeholders to agree on a consensual resolution of its chapter 11 cases. In addition, Delphi believes that such discussions will facilitate agreement on additional liquidity support from its stakeholders to allow it to continue operations until a consensual resolution can be implemented, including an extension of the accommodation period in the Accommodation Agreement as amended by the Supplemental Amendment beyond June 30, 2009. However, notwithstanding the fact that on several occasions since the scheduled maturity of the Amended and Restated DIP Credit Agreement Delphi has been able to negotiate similar extensions thereby maintaining access to liquidity, such discussions are ongoing and we can provide no assurances this will be the case.
ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04. The failure to deliver the Term Sheet on or prior to April 17, 2009 triggered a Repayment Obligation due on April 20, 2009. The failure to deliver the Term Sheet on or prior to April 17, 2009 and to satisfy the Repayment Obligation on April 20, 2009 would have each been events of default under the Accommodation Agreement. Failure to cure an event of default prior to expiration of the applicable five-business day grace period (or prior to a notice by the requisite lenders terminating the accommodation period during such grace period) would have resulted in a termination of the accommodation period under the Accommodation Agreement. However, on April 22, 2009, the lenders agreed to extend the due date for delivery of the Term Sheet until May 4, 2009. See the terms of the Supplemental Amendment described in Item 1.01 of this Current Report on Form 8-K.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the partial temporary accelerated payments agreement and advance agreement with GM, its debtor-in-possession financing facility, and to obtain an extension of term or other amendments as necessary to maintain access to such advance agreement and facility; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to achieve all of the conditions to the effectiveness of those portions of the Amended and Restated Global Settlement Agreement and Amended and Restated Master Restructuring Agreement with GM which are contingent on Delphi’s emergence from chapter 11; the ability of the Company to obtain Court approval to modify the plan of reorganization which was confirmed by the Court on January 25, 2008, to confirm such modified plan or any other subsequently filed plan of reorganization and to consummate such plan; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its plan of reorganization as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including the risk factors in Part I. Item 1A. Risk Factors, contained therein. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. It is possible that Delphi’s common stock may have no value and claims relating to prepetition liabilities may receive no value.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following exhibit is being filed as part of this report.

Exhibit
Number	Description
99 (a)	Second Supplemental Second Amendment to the Accommodation Agreement and Third Amendment to the Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated as of April 22, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: April 23, 2009	By:	/s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Financial Officer